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                                                                      Exhibit 11


                       CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the inclusion in Post-Effective Amendment No. 12 to the Registration Statement of Baron Asset Fund on Form N-1A of our report dated November 27, 1996 on our audit of the financial statements and financial highlights of Baron Asset Fund. We also consent to the references to our Firm in the Prospectus under the caption "Financial Highlights" and in the Statement of Additional Information under the caption "Independent Accountants."



                                            Coopers & Lybrand L.L.P.


New York, New York
January 13, 1997




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